INDEMNIFICATION AGREEMENT

          This Agreement, made and entered into this February 8, 2006 (“Agreement”), by and between XLNT Veterinary Care Inc., a Delaware corporation (“Company”), and __________ (“Indemnitee”):

          WHEREAS, to serve companies as directors or as officers or in other capacities, highly competent persons require adequate indemnification against risks of claims and actions against them rising out of their service to, and activities on behalf of, such companies;

          WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself to indemnify, and to advance expenses on behalf of, its officers and directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from concern that they will not be so indemnified; and

          WHEREAS, Indemnitee is willing to serve, continue to serve or to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

          NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

          Section 1. Services to the Company. Indemnitee will serve or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation.

          Section 2. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful.

          Section 3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery, or any court in which the Proceeding was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

          Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses reasonably incurred in connection with any claim, issue or matter that is related to any claim, issue or matter on which the Indemnitee was successful; provided, that an express determination adverse to the Indemnitee was not rendered with respect to such related claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

          Section 5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, in his position as Company Agent, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually incurred by Indemnitee or on his behalf in connection therewith.

          Section 6. Additional Indemnification.

                    (a) Notwithstanding any limitation in Sections 2, 3, or 4, the Company shall indemnify the Indemnitee to the fullest extent permitted by law if Indemnitee is, or is threatened to be made, a party to any Proceeding against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnity shall be made under this Section 6(a) on account of the Indemnitee’s conduct which has been adjudicated to constitute a breach of the Indemnitee’s duty of loyalty to the Company or its shareholders or an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

                    (b) For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

          (i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

          (ii) to the fullest extent authorized or permitted by any amendments to, changes in, or replacements of the DGCL adopted or effected after the date of this Agreement, whether as a result of a change in statute, rule or regulation or judicial decision, that increase the extent to which a corporation may indemnify its officers and directors.

          Section 7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

                    (a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy or other indemnity provision;

                    (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory or common law; or

                    (c) in connection with any Proceeding (or part of any Proceeding) initiated or brought voluntarily by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company agrees to provide indemnification under this Agreement, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

          Section 8. Advancement of Expenses.

                    (a) Notwithstanding any provision of this Agreement to the contrary, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred or to be incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced to the extent it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

                    (b) Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to Section 8(a) shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty (30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

                    (c) The Company will be entitled to participate in the Proceeding at its own expense.

          Section 9. Procedure for Determination of Entitlement to Indemnification.

                    (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company in accordance with Section 23 a written request not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding. The request shall include therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary whether and to what extent Indemnitee is entitled to indemnification. The Indemnitee’s failure to make a written request will relieve the Company of its indemnification obligations under this Agreement only to the extent the Company can establish that such failure to make a written request resulted in actual prejudice to it, and the failure to make a written request will not relieve the Company from any liability which it may have to indemnify the Indemnitee otherwise than under this Agreement. The Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Upon submission of the written request for indemnification by the Indemnitee pursuant to this Section 9(a), the Indemnitee’s entitlement to indemnification shall be determined according to Sections 9(b)-(d) of this Agreement.

                    (b) Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof (or at such time as such a request should have been made pursuant to Section 9(a) hereof), a determination with respect thereto shall be made in the specific case:

          (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case the determination shall be made in the manner provided below in clauses (ii) or (iii)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee;

          (ii) if a Change of Control shall not have occurred, (A) by a majority vote of a quorum of the Board of Directors consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board, by the stockholders of the Company; or

          (iii) as provided in Section 10(b) of this Agreement. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. The Company and the Indemnitee shall each cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

                    (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) hereof, the Independent Counsel shall be selected as provided in this Section 9(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 18(n) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court of Chancery for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(b) hereof. The Company shall pay all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 9(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                    (d) The Company shall not be required to obtain the consent of Indemnitee to the settlement of any Proceeding that the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants Indemnitee a complete and unqualified release in respect of the potential liability. The Company shall not be liable for any amount paid by Indemnitee in settlement of any Proceeding that is not defended by the Company, unless the Company has consented to such settlement, which consent shall not be unreasonably withheld or delayed.

          Section 10. Presumptions and Effect of Certain Proceedings.

                    (a) In making a determination with respect to entitlement to indemnification, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to such an action or create a presumption that Indemnitee has not met the applicable standard of conduct.

                    (b) If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto and so notifies the Indemnitee in writing prior to the end of such 60-day period, identifying with specificity the reasons for such additional time not greater than thirty (30) days required; and provided, further, that the foregoing provisions of this Section 10(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 9(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is made by Independent Counsel pursuant to Section 9(b) of this Agreement.

                    (c) The termination of any Proceeding or of any claim, issue or matter therein, by settlement or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification hereunder or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                    (d) Reliance as Safe Harbor. For purposes of any determination of Indemnitee’s good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action was based on the record or books of account of the Company or relevant enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or relevant enterprise in the course of their duties, or on the advice of legal counsel for the Company or relevant enterprise or on information or records given in reports made to the Company or relevant enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Company or relevant enterprise. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have acted in good faith.

                    (e) Actions of Others. The knowledge and/or actions, or failure to act, of any other director, partner, managing member, officer, agent or employee or trustee of the Company or relevant enterprise shall not be imputed to Indemnitee for purposes of determining his right to indemnification under this Agreement, unless it is established that such actions or failures to act were done at the direction of the Indemnitee.

          Section 11. Remedies of Indemnitee.

                    (a) In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not made timely and otherwise in accordance with Section 8 of this Agreement, (iii) payment of indemnification is not made pursuant to Section 4, 5, 6 or 9(b) of this Agreement within ten (I 0) days after receipt by Company of a written request therefor, (iv) payment of indemnification pursuant to Section 2 or 3 of this Agreement is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, or (v) Indemnitee determines in Indemnitee’s sole discretion that such action is appropriate or desirable, the Indemnitee may seek, and shall be entitled to an adjudication by the Delaware Court of Chancery, or any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek, and shall be entitled to, a determination in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

                    (b) In the event that a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

                    (c) If a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

                    (d) If the Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of, or an award in arbitration to enforce, his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If Indemnitee is entitled under a judicial adjudication or arbitration under this Section 11 to indemnification by the Company for some or a portion of the Expenses paid with respect to such judicial adjudication or arbitration but not, however, for the total amount thereof, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

                    (e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

          Section 12. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

                    (a) The rights of indemnification and to receive advancement of Expenses of Indemnitee as provided by this Agreement are a supplement to and in furtherance of the Company’s Amended and Restated Certificate of Incorporation, By-laws, any other agreement, any vote of stockholders or any resolution of directors or otherwise, and shall not be deemed a substitute therefore, shall not diminish or abrogate any rights of Indemnitee thereunder, and shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Bylaws, any agreement, any vote of stockholders or any resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall limit or restrict the right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

                    (b) The Company shall, from time to time, make a good faith determination as to whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors or officers of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this agreement and otherwise. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                    (c) The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

                    (d) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.

          Section 13. Duration of Agreement.

                    (a) This Agreement shall continue until and terminate upon the later of: (i) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company (or as a director, partner, managing member, officer, employee, agent or trustee of any Other Enterprise which Indemnitee served at the request of the Company); or (ii) the final termination of any Proceeding, including any and all appeals, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.

                    (b) This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Company’s Amended and Restated Certificate of Incorporation, By-laws, and the DGCL. The foregoing notwithstanding, this Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director or officer of the Company.

          Section 14. Successors and Assigns, Etc. This Agreement shall be binding upon and inure to the benefit of (i) the Company, its successors and assigns (including any direct or indirect successor by merger, consolidation or operation of law or by transfer of all or substantially all of its assets) and (ii) Indemnitee and the heirs, personal and legal representatives, executors, administrators or assigns of Indemnitee.

          Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

          Section 16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

          Section 17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          Section 18. Definitions. For purposes of this Agreement:

                    (a) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

                    (b) “Change in Control”. A Change of Control shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

          (i) Acquisition of Stock by Third Party. Any Person becomes the Beneficial Owner, directly or indirectly, of a Controlling Interest, provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (B) any such acquisition by any Person pursuant to an Excluded Business Combination;

          (ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 18(c)(i), 18(c)(iii) or 18(c)(iv)) whose election by the Board or nomination for election by the Company’s shareholders was approved by at least two-thirds of the Incumbent Board, cease for any reason to constitute at least a majority of the members of the Board; or

          (iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity (an “Excluded Business Combination”);

          (iv) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement, or a series of agreements, for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

          (v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of the Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

                    (c) “Company” shall have the meaning set forth in the Preamble to this Agreement.

                    (d) “Company Agent” means serving as a director, trustee, general partner, partner, managing member, officer, employee, agent or fiduciary of the Company, any Subsidiary or, at the request of the Company, any Other Enterprise.

                    (e) “Controlling Interest” means securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities.

                    (f) “DGCL” means the Delaware General Corporation Law, as in effect from time to time.

                    (g) “Delaware Court” means the Chancery Court of the State of Delaware.

                    (h) “Disinterested Director” means a director of the Company who is not and was not, and has not been threatened to become, a party to or a participant in the Proceeding in respect of which indemnification is sought by Indemnitee.

                    (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                    (j) “Excluded Business Combination” has the meaning as set forth in Section 18(b)(iii).

                    (k) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other cost relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

                    (l) “Incumbent Board” means, at any given time during any specified period, the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved by at least two-thirds of the directors who were directors at the beginning of the period.

                    (m) “Indemnitee” shall have the meaning set forth in the Preamble to this Agreement.

                    (n) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other person who is, was or is threatened to be involved as a party to or a participant in the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

                    (o) “Other Enterprise” means any corporation (other than the Company or any Subsidiary), partnership, joint venture association, employee benefit plan, trust or other enterprise or organization for which Indemnitee acts as a Company Agent at the request of the Company or any Subsidiary. Indemnitee shall be deemed to be acting as a Company Agent of an Other Enterprise at the request of the Company with respect to any Other Enterprise in which the Company or any Subsidiary has an investment as to which Indemnitee shall act as a Company Agent from time to time. Indemnitee shall be deemed to be acting as a Company Agent of an

Other Enterprise at the request of the Company, if Indemnitee acts as a Company Agent of an Other Enterprise at the written or oral request of the Company or of any Subsidiary by which the Indemnitee is employed from time to time or if Indemnitee acts as a Company Agent of an Other Enterprise by reason of being requested, elected, hired or retained to succeed or assume the responsibilities of a Person who previously acted as a Company Agent of an Other Enterprise at the request of the Company.

                    (p) “Person” means a natural person, company, government, political subdivision, agency, or instrumentality of a government, partnership, limited partnership, syndicate, or other group, but does not include a foreign central bank.

                    (q) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding, including any and all appeals, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, to or in which Indemnitee was, is, or is threatened to be made, a party or a participant, by reason of the fact that Indemnitee is or was a Company Agent, by reason of any action taken by Indemnitee or of any inaction on his part while acting as a Company Agent, or by reason of the fact that he is or was serving as a Company Agent; in each case whether or not acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement; except one initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his right under this Agreement.

                    (r) “Subsidiary” means any corporation, limited partnership, limited liability company or other entity of which more than 50% of the outstanding capital stock or other equity interests of such entity having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) of such entity is now or hereafter owned, directly or indirectly by the Company.

          Section 19. Enforcement.

                    (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director and/or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director and/or officer of the Company.

                    (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

          Section 20. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          Section 21. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and shall apply to all acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving as a Company Agent, at the time such act or omission occurred.

          Section 22. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise except to the extent the Company is actually prejudiced by any such failure or delay.

          Section 23. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been direct, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed to the recipient at the address set forth on the signature page hereto or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

          Section 24. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee for which Indemnitee would otherwise be indemnified pursuant to this Agreement, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, interest, assessments and other charges paid or payable in connection therewith, any federal, state, local or foreign taxes imposed (net of the value to Indemnitee of any tax benefits resulting from tax deductions or otherwise) as a result of the actual or deemed receipt of any payments under this Agreement and/or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

          Section 25. Governing Law; Submission to Jurisdiction: Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) to the extent such party is not a resident of the State of Delaware, irrevocably name National Registered Agents, Inc. or its successors and assigns as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

          Section 26. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

XLNT VETERINARY CARE, INC.

By:

Robert Wallace, Chief Executive Officer

15466 Los Gatos Blvd. #109-352
Los Gatos, California 95032
Tel. # (408) 356-9576
Fax # (408)356-7417

INDEMNITEE

Name:
Address:
Telephone:
Fax: